ALLIS-CHALMERS CORPORATION AND CONSOLIDATED SUBSIDIARIES
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         EXHIBIT 21.1.
         SUBSIDIARIES
         ------------
                                                                  State
                                                                 in Which
                                                                Subsidiary
                                                                Organized
                                                                ---------

         Houston Dynamic Service, Inc.                           Texas

         KILnGAS R&D, Inc.                                       Illinois

         U.S. Fluidcarbon Inc.                                   Delaware